CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 25, 2011, on the financial statements of the Giant 5 Funds, comprising the Giant 5 Total Investment System and the Giant 5 Total Index System, as of March 31, 2011, and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Giant 5 Funds’ Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
July 27, 2011